Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE FOURTH QUARTER OF 2017

Key Highlights:

•	A sixth oil discovery on the Stabroek block, offshore Guyana (Hess 30 percent), was announced at the Ranger-1 exploration well located approximately 60 miles to the northwest of the Liza Field
•	Total recoverable resources estimate from five previous Guyana discoveries increased to more than 3.2 billion barrels of oil equivalent (boe) from previous range of 2.5 billion to 2.8 billion boe
•	The Liza Phase 1 development on the Stabroek Block is on plan with first production expected in March 2020; start up of the Liza Phase 2 development is expected by mid 2022
•

The Corporation successfully completed the sale of its interests in Equatorial Guinea and Norway, bringing year-end 2017 cash and cash equivalents to $4.8 billion, which will fund Phases 1 and 2 of the Liza Field development, an increase from four rigs to six rigs in the Bakken, a $500 million stock repurchase program, and $500 million in debt retirement

•	Year-end proved reserves were 1,154 million boe, reserve replacement was 351 percent for 2017 at a finding and development (F&D) cost of $5.15 per boe

Fourth Quarter Financial and Operating Highlights:

•

Primarily as a result of non-cash accounting charges, net loss was $2,677 million, or $8.57 per common share, compared with a net loss of $4,892 million, or $15.65 per common share, in the fourth quarter of 2016.  Net after-tax special charges totaling $2,373 million were taken in the fourth quarter of 2017 that include a $1,700 million non-cash accounting charge to reduce the carrying value of Hess’ interests in the Stampede and Tubular Bells Fields in the Gulf of Mexico as a result of a lower long-term crude oil price outlook

•

Adjusted net loss was $304 million, or $1.01 per common share, compared to an adjusted net loss of $305 million, or $1.01 per common share, in the fourth quarter of last year; adjusted pre-tax loss was $104 million in the fourth quarter of 2017, down from $499 million in the year-ago quarter

•

Net production averaged 282,000 barrels of oil equivalent per day (boepd), excluding Libya, reflecting unplanned downtime at the third-party operated Enchilada platform in the Gulf of Mexico which reduced fourth quarter production by approximately 17,000 boepd; Bakken production was 110,000 boepd

•	E&P capital and exploratory expenditures were $568 million in the quarter and $2,047 million for the year ended December 31, 2017
•	The Corporation returned $210 million to shareholders in the quarter through share repurchases and dividends, including the repurchase of 2.6 million common shares for approximately $120 million

2018 Guidance:

•	E&P capital and exploratory expenditures are expected to be $2.1 billion
•

Oil and gas production, excluding Libya and reflecting an estimated 15,000 boepd reduction due to the extended Enchilada platform shutdown, is forecast to be in the range of 245,000 to 255,000 boepd, compared to full year pro forma 2017 net production, excluding Libya and assets sold, of 242,000 boepd

NEW YORK, February 5, 2018 — Hess Corporation (NYSE: HES) today reported a net loss of $2,677 million, or $8.57 per common share, in the fourth quarter of 2017, compared with a net loss of $4,892 million, or $15.65 per common share, in the fourth quarter of 2016.  Fourth quarter 2017 results reflect net after-tax charges totaling $2,373 million, including a non-cash accounting charge of $1,700 million to reduce the carrying value of Hess’ interests in the Stampede and Tubular Bells Fields in the Gulf of Mexico, as a result of a lower long-term crude oil price outlook.

On an adjusted basis, the Corporation reported an after-tax net loss of $304 million, or $1.01 per common share, in the fourth quarter of 2017, compared with an adjusted net loss of $305 million, or $1.01 per common share, in the prior-year quarter.  On an adjusted pre-tax basis, the Corporation reported a loss of $104 million in the fourth quarter of 2017, down from $499 million in the year-ago quarter.  The improved pre-tax adjusted results reflect higher realized crude oil selling prices and lower operating costs and depreciation, depletion and amortization.  Fourth quarter 2017 adjusted results were adversely impacted by lower deferred tax benefits, primarily in the United States, compared to the prior-year quarter following a required change in deferred tax accounting.

“In the past year, our company successfully completed an ambitious asset sales program, replaced 351 percent of production at an attractive F&D cost of just over $5 per barrel, continued our extraordinary exploration success on the Stabroek Block in Guyana and sanctioned the Liza Phase 1 development with plans underway for the next two phases,” Chief Executive Officer John Hess said. “We enter 2018 well positioned to deliver a decade plus of capital efficient growth with increasing cash generation and returns to shareholders.”

After-tax income (loss) by major operating activity was as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions, except per share amounts)
Net Income (Loss) Attributable to Hess Corporation
Exploration and Production	$(2,592)	$(3,949)	$(3,653)	$(4,964)
Midstream	20	2	42	42
Corporate, Interest and Other	(105)	(945)	(463)	(1,210)
Net income (loss) attributable to Hess Corporation	$(2,677)	$(4,892)	$(4,074)	$(6,132)

Net income (loss) per common share (diluted) (a)	$(8.57)	$(15.65)	$(13.12)	$(19.92)

Adjusted Net Income (Loss) Attributable to Hess Corporation (b)
Exploration and Production	$(219)	$(256)	$(1,044)	$(1,265)
Midstream	20	23	76	63
Corporate, Interest and Other	(105)	(72)	(433)	(287)
Adjusted net income (loss) attributable to Hess Corporation	$(304)	$(305)	$(1,401)	$(1,489)

Adjusted net income (loss) per common share (diluted) (a)	$(1.01)	$(1.01)	$(4.61)	$(4.94)

Weighted average number of shares (diluted)	313.6	313.3	314.1	309.9
(a)	Calculated as net income (loss) attributable to Hess Corporation less preferred stock dividends, divided by weighted average number of diluted shares.
(b)

Adjusted net income (loss) attributable to Hess Corporation excludes items affecting comparability summarized on page 7.  A reconciliation of net income (loss) attributable to Hess Corporation to adjusted net income (loss) attributable to Hess Corporation is provided on page 9.

Exploration and Production:

Exploration and Production (E&P) net loss in the fourth quarter of 2017 was $2,592 million, compared to a net loss of $3,949 million in the fourth quarter of 2016.  On an adjusted basis, fourth quarter 2017 net loss was $219 million, compared to a net loss of $256 million in the prior-year quarter.  The Corporation’s average realized crude oil selling price, including the effect of hedging, was $55.44 per barrel in the fourth quarter of 2017, up from $45.97 per barrel in the year-ago quarter.  The average realized natural gas liquids selling price in the fourth quarter of 2017 was $22.78 per barrel, versus $14.68 per barrel in the prior-year quarter, while the average realized natural gas selling price was $3.69 per mcf, compared with $3.24 per mcf in the fourth quarter of 2016.

Net production, excluding Libya, was 282,000 boepd in the fourth quarter of 2017, compared to 307,000 boepd in the prior-year quarter.  Lower volumes were due to asset sales (26,000 boepd), unplanned downtime resulting from a fire at the third-party operated Enchilada platform in the Gulf of

Mexico (17,000 boepd) and natural decline and other net reductions (19,000 boepd), partially offset by higher production in the Bakken (15,000 boepd) and from North Malay Basin (22,000 boepd).

Excluding items affecting comparability of earnings between periods, cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $14.72 per boe in the fourth quarter, down 10 percent from $16.35 per boe in the prior-year quarter.  Our fourth quarter 2017 cash operating costs per boe were adversely impacted by the Enchilada platform shutdown.  The E&P effective tax rate, excluding items affecting comparability and Libya, was an expense of 21 percent in the fourth quarter of 2017, compared to a benefit of 43 percent in the fourth quarter of 2016.

Oil and Gas Reserve Estimates:

Oil and gas proved reserves were 1,154 million boe at December 31, 2017, compared with 1,109 million boe at December 31, 2016.  Proved reserve net additions and technical revisions added 397 million boe in 2017, primarily relating to the Bakken, Guyana and North Malay Basin in Malaysia.  Asset sales reduced proved reserves by 239 million boe.  The net additions and revisions of 397 million boe, which are subject to final review, replaced 351 percent of the Corporation’s 2017 production at a finding and development cost of $5.15 per boe, and resulted in a year-end 2017 reserve life of 10.2 years.

U.S. Tax Cuts and Jobs Act:

The Corporation expects no U.S. federal cash tax on the deemed repatriation of unremitted earnings of foreign subsidiaries under the new law.  The decrease in the corporate tax rate to 21 percent from 35 percent resulted in a $1,475 million reduction to our U.S. net deferred tax asset as of December 31, 2017, with a corresponding reduction in the previously established U.S. valuation allowance.  Consequently, the remeasurement of deferred taxes using the newly enacted tax rate had no impact on net income or the balance sheet.

Operational Highlights for the Fourth Quarter of 2017:

Bakken (Onshore U.S.):  Net production from the Bakken increased 16 percent to 110,000 boepd from 95,000 boepd in the year-ago quarter due to increased drilling activity in 2017.  The Corporation operated an average of 4 rigs in the fourth quarter, drilling 27 wells and bringing 34 new wells online.

Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 40,000 boepd, compared to 61,000 boepd in the prior-year quarter primarily due to a fire at the third-party operated Enchilada platform.  Prior to the shutdown in November, we were producing approximately 30,000 boepd from the Llano, Conger, Baldpate and Penn State fields through infrastructure associated with Enchilada.  At the Stampede development (Hess operated - 25 percent), we completed subsea work, received regulatory approval for production operations, and continued drilling at the fourth production well and first water injection well.  First production at Stampede commenced in January 2018.

Guyana (Offshore):  At the Stabroek Block (Hess - 30 percent), operated by Esso Exploration and Production Guyana Limited, the Ranger-1 exploration well encountered approximately 230 feet of high-quality, oil-bearing carbonate reservoir and is the sixth significant oil discovery on the Stabroek Block, offshore Guyana.  Development activities associated with the Liza Phase 1 project are on schedule and first production is expected in March 2020.  Start up of the Liza Phase 2 development is expected by mid 2022.  Excluding Ranger, total discovered recoverable resources on the block are now estimated to be more than 3.2 billion boe.

Midstream:

The Midstream segment, comprised primarily of Hess Infrastructure Partners LP (HIP), our 50/50 midstream joint venture, had net income of $20 million in the fourth quarter of 2017, compared to net income of $2 million in the prior-year quarter.  Excluding items affecting comparability of earnings between periods, fourth quarter 2017 net income attributable to Hess Corporation was $20 million, compared to $23 million in the fourth quarter of 2016.  The lower fourth quarter 2017 adjusted results primarily reflect the recognition of an entire year of shortfall fees in the fourth quarter of 2016, as a result of changes in commercial agreements at the end of 2016, versus one quarter of shortfall fees recognized in the fourth quarter of 2017, and higher income allocated to noncontrolling interests following the Hess Midstream Partners LP initial public offering in April 2017.

Corporate, Interest and Other:

Net results were an after-tax loss of $105 million in the fourth quarter of 2017, down from $945 million in the fourth quarter of 2016.  On an adjusted basis, fourth quarter 2017 was an after-tax loss of $105 million compared to a loss of $72 million in the prior-year quarter.  The fourth quarter 2017 effective tax rate benefit of 14 percent was lower than the 36 percent benefit, excluding items affecting comparability, in 2016 due to the required change in deferred tax accounting.

Capital and Exploratory Expenditures:

E&P capital and exploratory expenditures were $568 million in the fourth quarter of 2017, up from $411 million in the prior-year quarter, which included increased drilling activity at the Bakken and Liza Phase 1 development activity following sanction in June 2017.   Midstream capital expenditures were $46 million in the fourth quarter of 2017, down from $89 million in the year-ago quarter.

Liquidity:

Net cash provided by operating activities was $343 million in the fourth quarter of 2017, compared to $326 million in the fourth quarter of 2016.  Net cash provided by operating activities before changes in working capital was $492 million in the fourth quarter of 2017, up from $128 million in the year-ago quarter.  Changes in working capital during the fourth quarter of 2017 was a net outflow of $149 million due to higher accounts receivable from increased crude oil prices, pension contributions, and abandonment expenditures.

Excluding the Midstream segment, the Corporation had cash and cash equivalents of $4,491 million and total debt of $5,997 million at December 31, 2017.  The Corporation’s debt to capitalization ratio was 36.1 percent at December 31, 2017 and 30.4 percent at December 31, 2016.

The Midstream segment had cash and cash equivalents of $356 million and total debt of $980 million at December 31, 2017.  In the fourth quarter, HIP issued $800 million of senior notes with a 5.625% coupon rate due in 2026, with the proceeds used to repay $480 million net under its existing credit facilities, to fund a distribution of $50 million to its sponsors and for general partnership purposes.  These notes are non-recourse to Hess Corporation.  In addition, HIP increased commitments under its undrawn revolving credit facility to $600 million, and extended its maturity to November 2022.

2018 Cost Reduction Program:

As part of our portfolio reshaping, we have begun implementation of an organization restructuring and cost reduction effort targeting annual savings of $150 million.  In addition to direct headcount reductions as part of our assets sales, we eliminated approximately 400 employee and contractor positions in January and expect to record employee severance of $40 to $50 million in the first quarter.  Since the end of 2014, total employee and contractor positions have been reduced by approximately 50 percent.  In addition to the workforce reduction, we have identified further cost reductions in logistics, information technology, property, professional fees, and other operating costs resulting from our portfolio reshaping.  The benefit from this $150 million annualized cost reduction will begin to be realized over the second half of 2018.

Items Affecting Comparability of Earnings Between Periods:

The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Exploration and Production	$(2,373)	$(3,693)	$(2,609)	$(3,699)
Midstream	—	(21)	(34)	(21)
Corporate, Interest and Other	—	(873)	(30)	(923)
Total items affecting comparability of earnings between periods	$(2,373)	$(4,587)	$(2,673)	$(4,643)

The following table summarizes the items affecting comparability of earnings between periods by line item in the income statement:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)

Sales and other operating revenues	$(22)	$—	$(22)	$—
Gains (losses) on asset sales, net	(371)	—	(98)	27
Operating costs and expenses	—	(128)	—	(164)
Exploration expenses, including dry holes and lease impairment	(280)	(946)	(280)	(1,029)
General and administrative expenses	—	(1)	(11)	(1)
Loss on debt extinguishment	—	(68)	—	(148)
Depreciation, depletion and amortization	—	—	(19)	—
Impairment	(1,700)	(67)	(4,203)	(67)
Total pre-tax items affecting comparability	(2,373)	(1,210)	(4,633)	(1,382)
Provision (benefit) for income taxes (a)	—	3,410	(1,953)	3,294
Noncontrolling interests	—	33	7	33
Total items affecting comparability of earnings between periods	$(2,373)	$(4,587)	$(2,673)	$(4,643)
(a)	Amounts include the tax effect associated with pre-tax items affecting comparability of earnings between periods.

Fourth quarter 2017 results include:

•	An after-tax gain of $486 million ($486 million pre-tax) from the sale of our interests in Equatorial Guinea in November.
•

An after-tax loss of $857 million ($857 million pre-tax) from the sale of our interests in Norway in December.  The after-tax loss from the transaction includes the recognition of $900 million for cumulative translation adjustments that were previously reflected within accumulated other comprehensive income (loss) in stockholders’ equity.

•

After-tax impairment charges totaling $1,700 million ($1,700 million pre-tax) to reduce the carrying value of our interests in the Stampede and Tubular Bells Fields in the Gulf of Mexico, primarily as a result of an updated long-term crude oil price outlook used in our fourth quarter impairment analysis.

•

An after-tax charge of $280 million ($280 million pre-tax) to fully impair the carrying value of our interest at the Hess operated offshore Deepwater Tano/Cape Three Points license, offshore Ghana (Hess 50 percent license interest) based on management’s decision to not develop the discoveries.  The Corporation is currently evaluating options to monetize our Ghana asset.

•

A noncash after-tax charge of $22 million ($22 million pre-tax) related to de-designated crude oil hedging contracts as a result of the fire at the third-party operated Enchilada platform in the Gulf of Mexico.

Fourth quarter 2016 results include:

•

A noncash charge of $3,749 million (E&P:  $2,920 million; Corporate, Interest and Other: $829 million) to establish valuation allowances against net deferred tax assets as of December 31, 2016, as required under accounting standards following a three-year cumulative loss.

•	An after-tax charge of $693 million ($938 million pre-tax) to fully impair the carrying value of our interests in offshore Australia.
•

Other after-tax charges attributable to Hess Corporation of $145 million ($272 million pre-tax) related to exit costs for an offshore drilling rig, loss on debt extinguishment, impairment of rail cars (Midstream), severance and other charges.

Reconciliation of U.S. GAAP to Non-GAAP measures:

The following table reconciles reported income (loss) before income taxes and adjusted income (loss) before income taxes:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Income (loss) before income taxes	$(2,477)	$(1,709)	$(5,778)	$(3,854)
Less: Total items affecting comparability of earnings between periods	(2,373)	(1,210)	(4,633)	(1,382)
Adjusted income (loss) before income taxes	$(104)	$(499)	$(1,145)	$(2,472)

The following table reconciles reported net income (loss) attributable to Hess Corporation and adjusted net income (loss):

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Net income (loss) attributable to Hess Corporation	$(2,677)	$(4,892)	$(4,074)	$(6,132)
Less: Total items affecting comparability of earnings between periods	(2,373)	(4,587)	(2,673)	(4,643)
Adjusted net income (loss) attributable to Hess Corporation	$(304)	$(305)	$(1,401)	$(1,489)

The following table reconciles reported net cash provided by (used in) operating activities from cash provided by operating activities before changes in operating assets and liabilities:

	Three Months Ended		Year Ended
	December 31,		December 31,
	(unaudited)		(unaudited)
	2017	2016	2017	2016
	(In millions)
Cash provided by operating activities before changes in operating assets and liabilities	$492	$128	$1,725	$842
Changes in operating assets and liabilities	(149)	198	(780)	(47)
Net cash provided by (used in) operating activities	$343	$326	$945	$795

Hess Corporation will review fourth quarter financial and operating results and other matters on a webcast at 10 a.m. today.  For details about the event, refer to the Investor Relations section of our website at www.hess.com.

Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.

Forward-looking Statements

Certain statements in this release may constitute "forward-looking statements" within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended.  Forward-looking statements are subject to known and unknown risks and uncertainties and other factors which may cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, uncertainties inherent in the measurement and interpretation of geological, geophysical and other technical data.  Estimates and projections contained in this release are based on the Corporation’s current understanding and assessment based on reasonable assumptions.  Actual results may differ materially from these estimates and projections due to certain risk factors discussed in the Corporation’s periodic filings with the Securities and Exchange Commission and other factors.

Non-GAAP financial measure

The Corporation has used non-GAAP financial measures in this earnings release.  “Adjusted net income (loss)” presented in this release is defined as reported net income (loss) attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods.  “Adjusted income (loss) before income taxes” presented in this release is defined as income (loss) before income taxes excluding items identified as affecting comparability of earnings between periods.  “Cash provided by operating activities before changes in operating assets and liabilities” presented in this release is defined as Cash provided by operating activities excluding changes in operating assets and liabilities.  Management uses adjusted net income (loss) and adjusted income (loss) before income taxes to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing these measures, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations.  Management believes that cash provided by operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt.  These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income (loss) or net cash provided by (used in) operating activities.  A reconciliation of reported net income (loss) attributable to Hess Corporation (U.S. GAAP) to adjusted net income (loss), a reconciliation of reported income (loss) before income taxes (U.S. GAAP) to adjusted income (loss) before income taxes and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to cash provided by operating activities before changes in operating assets and liabilities are provided in the release.

Cautionary Note to Investors

We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources. Investors are urged to consider closely the oil and gas disclosures in Hess’ Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com. You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation

Investor Contact:

Jay Wilson

(212) 536-8940

Media Contact:

Patrick Scanlan

Sard Verbinnen & Co

(212) 687-8080

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$1,663	$1,388	$1,348
Gains (losses) on asset sales, net	(362)	(4)	274
Other, net	(5)	2	22
Total revenues and non-operating income	1,296	1,386	1,644

Costs and expenses
Marketing, including purchased oil and gas	476	375	338
Operating costs and expenses	359	568	352
Production and severance taxes	31	27	27
Exploration expenses, including dry holes and lease impairment	356	1,033	40
General and administrative expenses	125	105	113
Interest expense	80	84	79
Loss on debt extinguishment	—	68	—
Depreciation, depletion and amortization	646	768	759
Impairment	1,700	67	2,503
Total costs and expenses	3,773	3,095	4,211

Income (loss) before income taxes	(2,477)	(1,709)	(2,567)
Provision (benefit) for income taxes	158	3,189	(1,974)
Net income (loss)	(2,635)	(4,898)	(593)
Less: Net income (loss) attributable to noncontrolling interests	42	(6)	31
Net income (loss) attributable to Hess Corporation	(2,677)	(4,892)	(624)
Less: Preferred stock dividends	12	11	11
Net income (loss) attributable to Hess Corporation common stockholders	$(2,689)	$(4,903)	$(635)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2017	2016
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$5,466	$4,762
Gains (losses) on asset sales, net	(86)	23
Other, net	25	59
Total revenues and non-operating income	5,405	4,844

Costs and expenses
Marketing, including purchased oil and gas	1,267	1,063
Operating costs and expenses	1,445	1,880
Production and severance taxes	119	101
Exploration expenses, including dry holes and lease impairment	507	1,442
General and administrative expenses	434	415
Interest expense	325	338
Loss on debt extinguishment	—	148
Depreciation, depletion and amortization	2,883	3,244
Impairment	4,203	67
Total costs and expenses	11,183	8,698

Income (loss) before income taxes	(5,778)	(3,854)
Provision (benefit) for income taxes	(1,837)	2,222
Net income (loss)	(3,941)	(6,076)
Less: Net income (loss) attributable to noncontrolling interests	133	56
Net income (loss) attributable to Hess Corporation	(4,074)	(6,132)
Less: Preferred stock dividends	46	41
Net income (loss) attributable to Hess Corporation common stockholders	$(4,120)	$(6,173)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	December 31,
	2017	2016
Balance Sheet Information

Cash and cash equivalents	$4,847	$2,732
Other current assets	1,310	1,544
Property, plant and equipment – net	16,192	23,595
Other long-term assets	763	750
Total assets	$23,112	$28,621

Current maturities of long-term debt	$580	$112
Other current liabilities	1,855	2,139
Long-term debt	6,397	6,694
Other long-term liabilities	1,926	4,085
Total equity excluding other comprehensive income (loss)	11,737	16,238
Accumulated other comprehensive income (loss)	(686)	(1,704)
Noncontrolling interests	1,303	1,057
Total liabilities and equity	$23,112	$28,621

	December 31,
	2017	2016
Total Debt

Hess	$5,997	$6,073
Midstream (a)	980	733
Hess Consolidated	$6,977	$6,806

(a)  Midstream debt is non-recourse to Hess Corporation.

	December 31,
	2017	2016
Debt to capitalization ratio

Hess Consolidated	36.1%	30.4%

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
Cash Flow Information

Cash Flows from Operating Activities
Net income (loss)	$(2,635)	$(4,898)	$(593)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	362	4	(274)
Depreciation, depletion and amortization	646	768	759
Impairment	1,700	67	2,503
Exploratory dry hole costs	268	830	—
Exploration lease and other impairment	22	112	7
Stock compensation expense	21	4	21
Non-cash (gains) losses on commodity derivatives, net	54	—	13
Provision (benefit) for deferred income taxes and other tax accruals	54	3,173	(2,008)
Loss on debt extinguishment	—	68	—
Cash provided by operating activities before changes in operating assets and liabilities	492	128	428
Changes in operating assets and liabilities	(149)	198	(340)
Net cash provided by (used in) operating activities	343	326	88

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(513)	(399)	(489)
Additions to property, plant and equipment - Midstream	(41)	(88)	(24)
Proceeds from asset sales, net of cash sold	2,513	60	604
Other, net	—	3	(1)
Net cash provided by (used in) investing activities	1,959	(424)	90

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(168)	57	11
Debt with maturities of greater than 90 days
Borrowings	800	—	—
Repayments	(352)	(649)	(30)
Common stock acquired and retired	(110)	—	—
Cash dividends paid	(90)	(90)	(91)
Noncontrolling interests, net	(35)	(23)	(33)
Other, net	(26)	6	(1)
Net cash provided by (used in) financing activities	19	(699)	(144)

Net Increase (Decrease) in Cash and Cash Equivalents	2,321	(797)	34
Cash and Cash Equivalents at Beginning of Period	2,526	3,529	2,492
Cash and Cash Equivalents at End of Period	$4,847	$2,732	$2,526

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(547)	$(409)	$(553)
Increase (decrease) in related liabilities	(7)	(78)	40
Additions to property, plant and equipment	$(554)	$(487)	$(513)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Year Ended December 31,
	2017	2016
Cash Flow Information

Cash flows From Operating Activities
Net income (loss)	$(3,941)	$(6,076)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
(Gains) losses on asset sales, net	86	(23)
Depreciation, depletion and amortization	2,883	3,244
Impairment	4,203	67
Exploratory dry hole costs	268	1,064
Exploration lease and other impairment	44	145
Stock compensation expense	86	73
Non-cash (gains) losses on commodity derivatives, net	97	—
Provision (benefit) for deferred income taxes and other tax accruals	(2,001)	2,200
Loss on debt extinguishment	—	148
Cash provided by operating activities before changes in operating assets and liabilities	1,725	842
Changes in operating assets and liabilities	(780)	(47)
Net cash provided by (used in) operating activities	945	795

Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,788)	(1,974)
Additions to property, plant and equipment - Midstream	(149)	(277)
Proceeds from asset sales, net of cash sold	3,296	140
Other, net	(1)	21
Net cash provided by (used in) investing activities	1,358	(2,090)

Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(153)	43
Debt with maturities of greater than 90 days
Borrowings	800	1,496
Repayments	(459)	(1,455)
Proceeds from issuance of Hess Midstream Partnership LP units	366	—
Proceeds from issuance of preferred stock	—	557
Proceeds from issuance of common stock	—	1,087
Common stock acquired and retired	(110)	—
Cash dividends paid	(363)	(350)
Noncontrolling interests, net	(243)	(23)
Other, net	(26)	(44)
Net cash provided by (used in) financing activities	(188)	1,311

Net Increase (Decrease) in Cash and Cash Equivalents	2,115	16
Cash and Cash Equivalents at Beginning of Year	2,732	2,716
Cash and Cash Equivalents at End of Year	$4,847	$2,732

Additions to Property, Plant and Equipment included within Investing Activities:
Capital expenditures incurred	$(1,973)	$(1,921)
Increase (decrease) in related liabilities	36	(330)
Additions to property, plant and equipment	$(1,937)	$(2,251)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)

(IN MILLIONS)

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken	$200	$99	$186
Other Onshore	5	2	8
Total Onshore	205	101	194
Offshore	162	171	191
Total United States	367	272	385
Europe	51	2	34
Africa	—	3	13
Asia and other	150	134	126
E&P Capital and exploratory expenditures	$568	$411	$558

Total exploration expenses charged to income included above	$67	$91	$32

Midstream Capital expenditures	$46	$89	$27

		Year Ended December 31,
		2017	2016
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
Bakken		$624	$429
Other Onshore		30	46
Total Onshore		654	475
Offshore		702	735
Total United States		1,356	1,210
Europe		142	65
Africa		30	10
Asia and other		519	586
E&P Capital and exploratory expenditures		$2,047	$1,871

Total exploration expenses charged to income included above		$195	$233

Midstream Capital expenditures		$121	$283

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Fourth Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,064		$599		$1,663
Gains (losses) on asset sales, net	(5)		(364)		(369)
Other, net	(4)		(10)		(14)
Total revenues and non-operating income	1,055		225		1,280

Costs and expenses
Marketing, including purchased oil and gas (a)	477		12		489
Operating costs and expenses	159		155		314
Production and severance taxes	30		1		31
Midstream tariffs	144		—		144
Exploration expenses, including dry holes and lease impairment	39		317		356
General and administrative expenses	52		9		61
Depreciation, depletion and amortization	453		163		616
Impairment	1,700		—		1,700
Total costs and expenses	3,054		657		3,711

Results of operations before income taxes	(1,999)		(432)		(2,431)
Provision (benefit) for income taxes	(10)		171		161
Net income (loss) attributable to Hess Corporation	$(1,989)	(b)	$(603)	(c)	$(2,592)

	Fourth Quarter 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$942		$445		$1,387
Other, net	(8)		(3)		(11)
Total revenues and non-operating income	934		442		1,376

Costs and expenses
Marketing, including purchased oil and gas (a)	350		41		391
Operating costs and expenses	315		195		510
Production and severance taxes	26		1		27
Midstream tariffs	148		—		148
Exploration expenses, including dry holes and lease impairment	41		992		1,033
General and administrative expenses	55		2		57
Depreciation, depletion and amortization	471		261		732
Total costs and expenses	1,406		1,492		2,898

Results of operations before income taxes	(472)		(1,050)		(1,522)
Provision (benefit) for income taxes	969	(d)	1,458	(d)	2,427
Net income (loss) attributable to Hess Corporation	$(1,441)		$(2,508)		$(3,949)

(a)  Includes amounts charged from the Midstream segment.

(b)  After-tax results from crude oil hedging activities included $25 million of option premium amortization for contracts expiring in the quarter, and unrealized losses of $27 million.

(c)  After-tax results from crude oil hedging activities included $5 million of option premium amortization for contracts expiring in the quarter, and unrealized gains of $3 million.

(d)  Includes charges of $1,144 million (U.S.) and $1,776 million (International) to establish valuation allowances against net deferred tax assets.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Third Quarter 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$901		$446		$1,347
Gain on asset sales, net	330		—		330
Other, net	(5)		20		15
Total revenues and non-operating income	1,226		466		1,692

Costs and expenses
Marketing, including purchased oil and gas (a)	337		14		351
Operating costs and expenses	148		162		310
Production and severance taxes	26		1		27
Midstream tariffs	140		—		140
Exploration expenses, including dry holes and lease impairment	16		24		40
General and administrative expenses	55		—		55
Depreciation, depletion and amortization	437		272		709
Impairment	—		2,503		2,503
Total costs and expenses	1,159		2,976		4,135

Results of operations before income taxes	67		(2,510)		(2,443)
Provision (benefit) for income taxes	2		(1,971)		(1,969)
Net income (loss) attributable to Hess Corporation	$65	(b)	$(539)	(c)	$(474)

(a)  Includes amounts charged from the Midstream segment.

(b)  After-tax results from crude oil hedging activities included $7 million of option premium amortization, net of settlement proceeds, for contracts settling in the quarter, and unrealized gains of $8 million.

(c)  After-tax results from crude oil hedging activities included a gain of $1 million of option premium amortization, net of settlement proceeds, for contracts settling in the quarter, and unrealized gains of $4 million.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Year Ended December 31, 2017
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,686		$1,774		$5,460
Gains (losses) on asset sales, net	325		(364)		(39)
Other, net	(19)		21		2
Total revenues and non-operating income	3,992		1,431		5,423

Costs and expenses
Marketing, including purchased oil and gas (a)	1,354		(19)		1,335
Operating costs and expenses	652		598		1,250
Production and severance taxes	116		3		119
Midstream tariffs	543		—		543
Exploration expenses, including dry holes and lease impairment	106		401		507
General and administrative expenses	208		17		225
Depreciation, depletion and amortization	1,819		917		2,736
Impairment	1,700		2,503		4,203
Total costs and expenses	6,498		4,420		10,918

Results of operations before income taxes	(2,506)		(2,989)		(5,495)
Provision (benefit) for income taxes	(31)		(1,811)		(1,842)
Net income (loss) attributable to Hess Corporation	$(2,475)	(b)	$(1,178)	(c)	$(3,653)

	Year Ended December 31, 2016
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,078		$1,677		$4,755
Gains on asset sales, net	27		—		27
Other, net	(12)		28		16
Total revenues and non-operating income	3,093		1,705		4,798

Costs and expenses
Marketing, including purchased oil and gas (a)	1,023		105		1,128
Operating costs and expenses	920		742		1,662
Production and severance taxes	94		7		101
Midstream tariffs	497		—		497
Exploration expenses, including dry holes and lease impairment	342		1,100		1,442
General and administrative expenses	215		17		232
Depreciation, depletion and amortization	2,012		1,101		3,113
Total costs and expenses	5,103		3,072		8,175

Results of operations before income taxes	(2,010)		(1,367)		(3,377)
Provision (benefit) for income taxes	385	(d)	1,202	(d)	1,587
Net income (loss) attributable to Hess Corporation	$(2,395)		$(2,569)		$(4,964)
(a)	Includes amounts charged from the Midstream segment.
(b)

After-tax results from crude oil hedging activities included $31 million of option premium amortization, net of settlement proceeds, for contracts settling in the year, and unrealized losses of $26 million.

(c)	After-tax results from crude oil hedging activities included $2 million of option premium amortization, net of settlement proceeds, for contracts settling in the year.
(d)	Includes charges of $1,144 million (U.S.) and $1,776 million (International) to establish valuation allowances against net deferred tax assets.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	69	62	63
Other Onshore (a)	2	8	4
Total Onshore	71	70	67
Offshore	30	45	43
Total United States	101	115	110

Europe (b)	27	37	25
Africa (c) (d)	35	32	39
Asia	3	2	2
Total	166	186	176

Natural gas liquids - barrels
United States
Bakken	30	24	29
Other Onshore (a)	6	10	8
Total Onshore	36	34	37
Offshore	4	5	5
Total United States	40	39	42

Europe (b)	1	1	1
Total	41	40	43

Natural gas - mcf
United States
Bakken	66	52	63
Other Onshore	77	123	85
Total Onshore	143	175	148
Offshore	34	68	69
Total United States	177	243	217

Europe (b)	30	45	29
Asia and other	349	224	306
Total	556	512	552

Barrels of oil equivalent	300	311	311
(a)	The Corporation sold its Permian assets in August 2017. Production was 7,000 boepd in the fourth quarter of 2016 and 3,000 boepd in the third quarter of 2017.
(b)

The Corporation sold its Norway assets in December 2017.  Production was 24,000 boepd in the fourth quarter of 2017, 32,000 boepd in the fourth quarter of 2016 and 20,000 boepd in the third quarter of 2017.

(c)

The Corporation sold its Equatorial Guinea assets in November 2017. Production was 17,000 boepd in the fourth quarter of 2017, 28,000 boepd in the fourth quarter of 2016 and 27,000 boepd in the third quarter of 2017.

(d)

Production from Libya recommenced in the fourth quarter of 2016.  Production was 18,000 boepd in the fourth quarter of 2017, 4,000 bopd in the fourth quarter of 2016 and 12,000 bopd in the third quarter of 2017.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Year Ended December 31,
	2017	2016
Net Production Per Day (in thousands)

Crude oil - barrels
United States
Bakken	67	68
Other Onshore (a)	6	9
Total Onshore	73	77
Offshore	39	45
Total United States	112	122
Europe (b)	28	33
Africa (c) (d)	35	34
Asia	2	2
Total	177	191

Natural gas liquids - barrels
United States
Bakken	28	27
Other Onshore (a)	8	11
Total Onshore	36	38
Offshore	5	5
Total United States	41	43
Europe (b)	1	1
Total	42	44

Natural gas - mcf
United States
Bakken	62	61
Other Onshore	92	133
Total Onshore	154	194
Offshore	57	64
Total United States	211	258
Europe (b)	33	43
Asia and other	276	222
Total	520	523

Barrels of oil equivalent	306	322
(a)	The Corporation sold its Permian assets in August 2017. Production was 4,000 boepd for the year ended December 31, 2017 and 7,000 boepd for the year ended December 31, 2016.
(b)	The Corporation sold its Norway assets in December 2017. Production was 24,000 boepd for the year ended December 31, 2017 and 28,000 boepd for the year ended December 31, 2016.
(c)	The Corporation sold its Equatorial Guinea assets in November 2017. Production was 25,000 boepd for the year ended December 31, 2017 and 33,000 boepd for the year ended December 31, 2016.
(d)	Production from Libya recommenced in the fourth quarter of 2016. Production was approximately 10,000 bopd for the year ended December 31, 2017 and 1,000 bopd for the year ended December 31, 2016.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	173	190	172
Natural gas liquids - barrels	41	40	43
Natural gas - mcf	556	512	552
Barrels of oil equivalent	307	315	307

Sales Volumes (in thousands) (a)

Crude oil - barrels	15,969	17,432	15,897
Natural gas liquids - barrels	3,760	3,666	3,920
Natural gas - mcf	51,346	47,101	50,808
Barrels of oil equivalent	28,287	28,948	28,285

	Year Ended December 31,
	2017	2016
Sales Volumes Per Day (in thousands) (a)

Crude oil - barrels	173	198
Natural gas liquids - barrels	42	44
Natural gas - mcf	520	523
Barrels of oil equivalent	302	329

Sales Volumes (in thousands) (a)

Crude oil - barrels	63,367	72,462
Natural gas liquids - barrels	15,152	16,055
Natural gas - mcf	190,089	191,482
Barrels of oil equivalent	110,201	120,431

(a) Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Fourth	Fourth	Third
	Quarter	Quarter	Quarter
	2017	2016	2017
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$51.66	$42.82	$42.14
Offshore	52.73	44.73	46.11
Total United States	51.98	43.57	43.66
Europe	62.10	50.37	53.89
Africa	58.98	49.15	51.62
Asia	61.26	40.96	—
Worldwide	55.44	45.97	46.97

Crude oil - per barrel (excluding hedging)
United States
Onshore	$54.06	$42.82	$42.85
Offshore	56.07	44.73	46.72
Total United States	54.66	43.57	44.33
Europe	63.13	50.37	53.77
Africa	59.58	49.15	51.51
Asia	61.26	40.96	—
Worldwide	57.32	45.97	47.36

Natural gas liquids - per barrel
United States
Onshore	$21.98	$13.70	$16.56
Offshore	26.32	18.89	20.41
Total United States	22.42	14.38	17.04
Europe	36.98	25.05	26.44
Worldwide	22.78	14.68	17.22

Natural gas - per mcf
United States
Onshore	$1.70	$1.99	$1.58
Offshore	1.67	2.66	2.26
Total United States	1.69	2.18	1.80
Europe	4.99	3.75	4.58
Asia and other	4.59	4.30	4.34
Worldwide	3.69	3.24	3.35

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES

EXPLORATION AND PRODUCTION SUPPLEMENTAL OPERATING DATA

	Year Ended December 31,
	2017	2016
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
Onshore	$46.04	$36.92
Offshore	47.34	37.47
Total United States	46.50	37.13
Europe	55.03	43.33
Africa	53.17	41.88
Asia	56.99	42.98
Worldwide	49.23	39.20

Crude oil - per barrel (excluding hedging)
United States
Onshore	$46.76	$36.92
Offshore	48.15	37.47
Total United States	47.25	37.13
Europe	55.14	43.33
Africa	53.25	41.88
Asia	56.99	42.98
Worldwide	49.75	39.20

Natural gas liquids - per barrel
United States
Onshore	$17.67	$9.18
Offshore	21.34	13.96
Total United States	18.10	9.71
Europe	29.04	19.48
Worldwide	18.35	9.95

Natural gas - per mcf
United States
Onshore	$1.96	$1.48
Offshore	2.22	1.99
Total United States	2.03	1.61
Europe	4.42	3.97
Asia and other	4.27	5.31
Worldwide	3.37	3.37

The following is a summary of the Corporation’s outstanding commodity hedging program by calendar year:

	2018
	Brent	West Texas Intermediate
Outstanding average barrels of oil per day	—	115,000
Average monthly ceiling price	—	$65
Average monthly floor price	—	$50